UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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EVANS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2019

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 25, 2019

Dear Fellow Shareholders:

This letter supplements the Proxy Statement dated March 21, 2019 provided to shareholders of Evans Bancorp, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders to be held on April 25, 2019 (the “Annual Meeting”).  At the Annual Meeting, shareholders are being asked to elect four directors, approve the 2019 Long-Term Equity Incentive Plan, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, approve on an advisory basis the frequency of future advisory votes on named executive officer compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

In connection with the requested approval of the 2019 Long-Term Equity Incentive Plan (the “Plan”), the Company has previously provided shareholders with additional information as to the number of eligible participants by means of a supplement dated March 28, 2019.

The purpose of this supplement is to advise shareholders of an amendment to the Plan to reduce the number of shares authorized for issuance under the Plan, from 725,000 shares of common stock as previously disclosed, to 300,000 shares of common stock.  Of these 300,000 shares, only 225,000 shares will be available to be issued pursuant to awards of restricted stock, restricted stock units or stock settled stock appreciation rights.

Accordingly, Section 4.2 of the Plan has been amended to read as follows:

Section 4.2  Share Limitations.

(a)  Share Reserve.  Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to:

(i)  300,000, plus

(ii)  The number of shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares.

The maximum number of shares of Stock that may be delivered pursuant to stock options (all of which may be granted as ISOs) is three hundred thousand (300,000).  The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards, Restricted Stock Units and/or stock settled SARs shall be two hundred and twenty five thousand (225,000) shares of Stock.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.4.

Other than the changes described in this Supplement, the terms of the Plan remain the same as those described in the Proxy Statement.

An additional proxy card is being provided to shareholders with this Supplement.  The Board continues to recommend a vote “FOR” the approval of the 2019 Long-Term Equity Incentive Plan, as amended and as described above and in the Proxy Statement as Proposal II.

We urge you to review the information contained in the Proxy Statement and the Supplements. If you have already submitted a proxy and wish to change your vote, or if you have not yet voted, you may complete and sign the enclosed proxy card and return it in the postage-paid envelope provided.

If your common stock is held in street name, you will receive instructions from your broker or other nominee that you must follow to have your shares voted.  Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker or other nominee.

Thank you for your continued support of our Company.

Sincerely,

David J. Nasca

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 25, 2019:

The Company’s Proxy Statement, the Supplements to the Proxy Statement, and the Company’s 2018 Annual Report, which includes our Annual Report on Form 10-K filed with the SEC, are available on the Company’s website at www.evansbancorp.com.